Exhibit (c)(12)

Project Virgil: Valuation Analysis May 2025

Summary of Offers

		3/12/25	5/2/25	4/29 Bid	4/17 Bid	3/24 Bids			1/28 Bids			
($ in millions, except for per share data)		Unaffected Close	Current	TPG + Corpay	TPG + Corpay	TPG	RED (Low)	REDA (High)	TPG (Low)	TPG (High)	REDACTED (Low)	REDACTED (High)
Share Price ($)		**$6.89**	**$8.33**	**$10.00**	**$10.00**	**$10.00**	**$9.50**	**$10.00**	**$12.00**	**$13.00**	**$10.75**	**$11.25**
% Premium / (Discount) to Current		*(17%)*	-	*20%*	*20%*	*20%*	*14%*	*20%*	*44%*	*56%*	*29%*	*35%*
% Premium / (Discount) to Unaffected Close		-	*21%*	*45%*	*45%*	*45%*	*38%*	*45%*	*74%*	*89%*	*56%*	*63%*
% Premium / (Discount) to Price at Bid Date		-	-	*22%*	*32%*	*15%*	*9%*	*15%*	*12%*	*21%*	*0%*	*5%*
Implied Equity Value		**$1,527**	**$1,847**	**$2,222**	**$2,222**	**$2,222**	**$2,110**	**$2,222**	**$2,674**	**$2,902**	**$2,392**	**$2,505**
Plus: Gross Debt[1]		$72	$72	$72	$72	$72	$72	$72	$72	$72	$72	$72
Less: Cash[1]		(389)	(389)	(389)	(389)	(389)	(389)	(389)	(389)	(389)	(389)	(389)
Total Enterprise Value		**$1,210**	**$1,530**	**$1,906**	**$1,906**	**$1,906**	**$1,793**	**$1,906**	**$2,357**	**$2,585**	**$2,075**	**$2,188**
Premiums Analysis:	Virgil											
30-Day Closing Average (05/02/25)	$8.05	*(14%)*	*3%*	*24%*	*24%*	*24%*	*18%*	*24%*	*49%*	*62%*	*34%*	*40%*
90-Day Closing Average (05/02/25)	$9.00	*(23%)*	*(7%)*	*11%*	*11%*	*11%*	*6%*	*11%*	*33%*	*44%*	*19%*	*25%*
52 Week High (07/23/24)	$12.86	*(46%)*	*(35%)*	*(22%)*	*(22%)*	*(22%)*	*(26%)*	*(22%)*	*(7%)*	*1%*	*(16%)*	*(13%)*
52 Week Low (03/12/25)	$6.89	-	*21%*	*45%*	*45%*	*45%*	*38%*	*45%*	*74%*	*89%*	*56%*	*63%*
Analyst Price Target - Median[2]	$8.00	*(14%)*	*4%*	*25%*	*25%*	*25%*	*19%*	*25%*	*50%*	*63%*	*34%*	*41%*
Multiples Analysis:	Metric:											
CY2024A Revenue	$439	2.8x	3.5x	4.3x	4.3x	4.3x	4.1x	4.3x	5.4x	5.9x	4.7x	5.0x
CY2025E Revenue[4]	$462	2.6x	3.3x	4.1x	4.1x	4.1x	3.9x	4.1x	5.1x	5.6x	4.5x	4.7x
CY2024A Adj. EBITDA[3]	$85	14.3x	18.1x	22.5x	22.5x	22.5x	21.2x	22.5x	27.8x	30.5x	24.5x	25.8x
CY2025E Adj. EBITDA[3][4]	$91	13.3x	16.8x	21.0x	21.0x	21.0x	19.7x	21.0x	26.0x	28.5x	22.8x	24.1x

Source(s): FactSet, Company filings, Company Risk Adjusted Projections and Market Data as of 05/02/2025. Fully diluted shares outstanding based on ~206.4mm common shares, ~14.6mm RSUs and ~7.2mm stock options outstanding, per Company Management information. 1. Debt, debt-like items, cash and cash equivalents as of Q1 CY25 per Company Risk Adjusted Projections. 2. FactSet consensus median. 3. Unburdened by Stock-based Compensation. 4. Company Risk Adjusted Projections.

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Virgil Share Price Over Time

Share Price Since Virgil IPO

	High	Low	Avg
Share Price Summary			
Since IPO	$26.57	$6.14	$10.30
LTM	$12.86	$6.89	$9.60

Unaffected Share Price			
Unaffected	Current	$Δ	%Δ
$6.89	$8.33	$1.44	20.9%

Market & Operating Summary (5/2/2025)[1]			2024E	2025E	2026E
Market Cap	$1,847	EV / Revenue	3.5x	3.3x	3.0x
(-) Cash	($389)	EV / Gross Profit	4.7x	4.5x	4.0x
(+) Debt	$72	EV / Adj. EBITDA	18.1x	17.2x	13.4x
Enterprise Value	$1,530				



Post-Earnings Price Reaction
$30
$25
$20
$15
$10
$5
IPO Price $25.00
First Day Close: $24.94
Nov 2021
3Q21 earnings; Beat revenue by 6% and Adj. EBITDA by 55%
May 2022
1Q22 earnings; Raised CY23 revenue guidance from $299mm to $305mm
Jan 2023
Named Dan Drees as President
Jun 2023
Virgil Investor Day
Jul 2024
2Q24 earnings; Lowered CY24 revenue guidance from $445mm to $437.5mm
Nov 2024
3Q24 earnings; Strong bottom line growth; raised Adj. EBITDA guidance from $74mm to $78.5mm
Aug 2024
Announced first ever Share Repurchase Plan of up to $100mm
Feb 2025
4Q24 & FY24 earnings; Weaker CY25 revenue guidance
$12.72
30% 1-day drop
$8.94
$8.33
Leak: 3/13/2025
Unaffected Closing Price: $6.89
Oct-21
May-22
Dec-22
Jul-23
Feb-24
Sep-24
May-25

	CY21			CY22					CY23					CY24					CY25
	Q3	Q4	CY21	Q1	Q2	Q3	Q4	CY22	Q1	Q2	Q3	Q4	CY23	Q1	Q2	Q3	Q4	CY24	Curr.
NTM Rev Growth[2]	24%	20%	20%	22%	21%	20%	16%	16%	16%	18%	19%	17%	17%	17%	13%	11%	11%	11%	6%
NTM Gross Margin[2]	61%	63%	63%	62%	64%	65%	66%	66%	67%	68%	70%	72%	72%	73%	73%	74%	74%	74%	75%
NTM Adj. EBITDA Margin[2]	(17%)	(13%)	(13%)	(10%)	(7%)	(3%)	1%	1%	2%	6%	10%	17%	17%	18%	19%	21%	22%	22%	20%
NTM "Rule of 40"	7%	7%	7%	12%	14%	17%	17%	17%	18%	24%	29%	34%	34%	35%	32%	32%	32%	32%	27%

Source(s): FactSet. Market data as of 05/02/2025. 1. Multiples based on Broker consensus forecasts. 2. Displaying Broker consensus NTM revenue growth, NTM Gross Profit margins and NTM Adj. EBITDA margins.

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Virgil Relative Share Price Performance vs. Peers Source(s): FactSet. Market data as of 05/02/2025. 1. Peers include BILL, FLYW, PAY, ADYEN, PAYO, FOUR, WEX, CPAY, and BL. Share Price Performance Since Virgil IPO 0% 50% 100% 150% Oct-21 May-22 Dec-22 Jul-23 Feb-24 Sep-24 May-25 Virgil Peers (67%) (33%) (1) Performance Since Leak (Unaffected as of 3/12/2025) Virgil 21% Peers (2%) Performance Up Until Leak on 3/13/2025 Since IPO 3-Yr 2-Yr 1-Yr YTD Virgil (72%) (5%) (16%) (47%) (33%) Peers (19%) (2%) 16% 4% (14%) 3

Summary of Broker Price Targets and Recommendations

Share Price Targets


% vs. Current:
12%
(4%)
56%
(22%)
Price
$8.33
$9.37
$8.00
$13.00
$6.50
Current
Mean
Median
Max
Min

Buy / Hold / Sell


Sell 12%
Hold 53%
Buy 35%

Price Target History


100%
50%
0%
$35
$30
$25
$20
$15
$10
$5
$0
$9.37
$8.33
Oct-21
Apr-22
Oct-22
Apr-23
Oct-23
Apr-24
Oct-24
May-25
Buy + Overweight
Hold
Sell + Underweight
Price
Mean Target Price

Price Target and Valuation Methodology by Analyst

Broker	Date of Latest Report	Price Target	Recommendation	Primary Valuation Methodology	Secondary Valuation Methodology
KeyBanc	4/29/2025	NA	Buy	2.6x CY25 EV / Revenue	-
Wolfe	4/23/2025	NA	Hold	11.0-13.0x CY26 EV / Gross Profit	-
Wells Fargo	4/22/2025	$8.00	Hold	15.0x CY26 EV / FCF	4.0x CY26 EV / Gross Profit
BTIG	4/21/2025	$11.00	Buy	15.0x CY26 EV / Adj. EBITDA	-
BMO	4/9/2025	$8.00	Hold	15.0x CY26 EV / Adj. EBITDA-Capex	-
Goldman Sachs	4/8/2025	$6.50	Sell	17.0x CY26 EV / Adj. EBITDA-SBC	-
Baird	4/3/2025	$12.00	Buy	4.5x FY26 EV / Revenue	-
KBW	3/30/2025	$9.00	Hold	-	-
Compass Point	3/11/2025	$13.00	Buy	15.0x CY26 Mkt Cap / Revenue	-
Barclays	3/4/2025	$8.00	Hold	6.0x CY26 EV / Gross Profit	DCF
Piper Sandler	2/28/2025	$8.00	Hold	-	-
Susquehanna	2/28/2025	$13.00	Buy	11.0x CY26 EV / Adj. EBITDA	-
J.P. Morgan	2/27/2025	$9.00	Hold	4.0x CY26 EV / Gross Profit	-
Morgan Stanley	2/27/2025	$8.00	Hold	13.0x CY26 EV / Adj. EBITDA	-
Deutsche Bank	2/26/2025	$11.00	Buy	19.0x CY26 EV / Adj. EBITDA	-
UBS	2/26/2025	$8.00	Hold	4.0x CY26 EV / Gross Profit	-
Bank of America	2/26/2025	$8.00	Sell	3.0x CY26 EV / Revenue	0.4x CY26 EV/Rev/Growth
		Avg: $9.37			

Source(s): FactSet, Bloomberg, AlphaSense, Broker Research. Market data as of 05/02/2025.

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Financial Summary – Company Risk Adjusted Projections Source(s): Company filings and Company Risk Adjusted Projections. CAGR CAGR ($ in millions) 2021A 2022A 2023A 2024A 2025E 2026E 2027E 2028E 2029E '21A - '24A '24A - '29E Total Revenue $248 $316 $381 $439 $462 $508 $556 $631 $707 21% 10% % Growth 34% 27% 20% 15% 5% 10% 9% 14% 12% Total COGS ($97) ($114) ($117) ($116) ($119) ($126) ($132) ($142) ($149) 6% 5% Total Non-GAAP Gross Profit $151 $203 $264 $323 $342 $383 $423 $489 $558 29% 12% Gross Margin % 61% 64% 69% 74% 74% 75% 76% 77% 79% S&M (60) (73) (73) (77) (85) (87) (90) (94) (101) 9% 6% % of Revenue 24% 23% 19% 17% 18% 17% 16% 15% 14% R&D (60) (75) (86) (88) (91) (93) (95) (97) (100) 13% 2% % of Revenue 24% 24% 23% 20% 20% 18% 17% 15% 14% G&A (57) (70) (75) (74) (75) (75) (76) (77) (79) 9% 1% % of Revenue 23% 22% 20% 17% 16% 15% 14% 12% 11% Total OpEx ($177) ($218) ($234) ($239) ($251) ($255) ($261) ($268) ($280) 10% 3% % of Revenue 71% 69% 61% 54% 54% 50% 47% 42% 40% Adj. EBITDA w/o PubCo Costs (Unburdened w/ SBC) ($26) ($15) $30 $85 $91 $128 $163 $221 $278 NA 27% Adj. EBITDA Margin % (11%) (5%) 8% 19% 20% 25% 29% 35% 39% Less: Public Company Costs - - - - - (6) (6) (6) (6) Adj. EBITDA Incl. PubCo Costs (Unburdened w/ SBC) ($26) ($15) $30 $85 $91 $122 $157 $215 $272 NA 26% Adj. EBITDA Margin % (11%) (5%) 8% 19% 20% 24% 28% 34% 38% Depreciation & Amortization (31) (33) (36) (36) (36) (34) (30) (28) (29) % of Revenue 12% 10% 9% 8% 8% 7% 5% 4% 4% Non-GAAP EBIT (Unburdened w/ SBC) ($57) ($48) ($5) $48 $55 $87 $126 $187 $243 NA 38% Op Margin % (23%) (15%) (1%) 11% 12% 17% 23% 30% 34% Total CapEx ($32) ($22) ($18) ($20) ($21) ($20) ($20) ($21) ($22) (15%) 2% % of Revenue 13% 7% 5% 4% 5% 4% 4% 3% 3% Change in NWC ($2) ($3) ($22) ($25) $1 ($2) ($5) ($10) ($6) 116% (25%) % of Revenue (1%) (1%) (6%) (6%) 0% (0%) (1%) (2%) (1%) 5

Comparison of Virgil LRP, Company Risk Adjusted Projections and Consensus Source(s): Company Filings, Broker Research, Company February LRP and Company Risk Adjusted Projections. 1. Unburdened by SBC and includes Management estimated Public Company Costs. % Margin: 17% 41% 14% 28% 16% 34% February LRP Company Risk Adjusted Projections Consensus 38% 12% 24% 10% 28% 9% 20% 5% 23% 10% 24% 11% 19% 4% 21% 7% CAGR (’24A – ’27E): 8% CAGR (’27E – ’29E): 13% CAGR (’24A – ’27E): 23% CAGR (’27E – ’29E): 32% CAGR (’24A – ’27E): 8% CAGR (’24A – ’27E): 17% CAGR (’24E – ’27E): 12% CAGR (’27E – ’29E): 18% CAGR (’24E – ’27E): 36% CAGR (’27E – ’29E): 29% 15% 19% 15% 19% 19% 38% 14% 34% 6

Comparable Public Companies Analysis Source(s): FactSet, Broker Research, Company Risk Adjusted Projections. Market data as of 05/02/2025. 1. Adyen does not report gross profit. 2. Includes Management estimated Public Company Costs. Gross Profit Capex % Float Price Equity Enterprise EV/Revenue EV/Adj. EBITDA Revenue Growth Margin Adj. EBITDA Margin of Rev Rev Mix 5/2/2025 Value Value CY24A CY25E CY26E CY24A CY25E CY26E '24/'23 '25/'24 '26/'25 CY25E CY25E CY26E CY25E CY25E Reported Virgil (Risk Adjusted Projections) $8.33 $1,847 $1,530 3.5x 3.3x 3.0x 18.1x 16.8x 12.6x 15.3% 5.2% 10.1% 74.1% 19.7% 23.9% 4.5% 9.9% Virgil (Consensus) $8.33 $1,847 $1,530 3.5x 3.3x 3.0x 18.1x 17.2x 13.4x 15.3% 4.3% 10.1% 74.1% 19.4% 22.6% 4.8% 9.8% Virgil (Consensus - Unaffected) $6.89 $1,527 $1,210 2.8x 2.6x 2.4x 14.3x 13.6x 10.6x 15.3% 4.3% 10.1% 74.1% 19.4% 22.6% 4.8% 9.8% Adyen $1,668.97 $52,713 $41,356 18.2x 14.8x 11.9x 36.7x 28.2x 21.4x 22.7% 23.1% 24.5% NA 52.6% 55.7% 4.6% NA Corpay $330.33 23,701 30,167 7.3x 6.9x 6.2x 13.9x 12.8x 11.4x 6.2% 6.6% 10.3% 77.9% 53.4% 54.4% 4.6% 1.7% Shift4 $82.36 8,187 9,413 6.4x 5.5x 4.7x 13.6x 11.1x 9.3x 28.9% 15.8% 19.2% 68.4% 50.1% 50.2% 10.3% NA Bill.com $45.30 4,827 4,353 3.1x 2.8x 2.4x 16.6x 16.5x 14.0x 16.5% 11.7% 15.2% 84.9% 17.0% 17.4% 1.8% 8.6% Wex $124.46 4,436 9,494 3.6x 3.6x 3.5x 8.1x 8.7x 8.3x 3.1% (1.0%) 5.0% 59.5% 41.7% 42.1% 6.2% NA Payoneer $7.21 2,855 2,359 2.4x 2.3x 2.0x 8.7x 9.0x 8.0x 17.6% 6.5% 11.2% 82.5% 25.0% 25.4% 2.1% 20.7% Paymentus $34.56 4,484 4,278 13.7x 11.8x 10.0x 45.4x 36.8x 29.3x 29.4% 16.6% 17.4% 86.2% 32.0% 34.2% 8.6% NA Blackline $47.27 3,133 3,188 4.9x 4.6x 4.2x 20.3x 17.3x 14.9x 10.7% 6.9% 8.8% 79.9% 26.4% 28.1% 4.3% NA Flywire $9.57 1,250 589 1.2x 1.1x 0.9x 7.6x 5.6x 4.2x 24.3% 15.7% 16.0% 64.5% 19.1% 21.8% 1.6% NA Min 1.2x 1.1x 0.9x 7.6x 5.6x 4.2x 3.1% (1.0%) 5.0% 59.5% 17.0% 17.4% 1.6% 1.7% Mean 6.8x 5.9x 5.1x 19.0x 16.2x 13.4x 17.7% 11.3% 14.2% 75.5% 35.3% 36.6% 4.9% 10.3% Median 4.9x 4.6x 4.2x 13.9x 12.8x 11.4x 17.6% 11.7% 15.2% 78.9% 32.0% 34.2% 4.6% 8.6% Max 18.2x 14.8x 11.9x 45.4x 36.8x 29.3x 29.4% 23.1% 24.5% 86.2% 53.4% 55.7% 10.3% 20.7% Reference Valuation Metric Selected Range Implied EV Implied Equity Value Implied Share Price 2025 Revenue (Risk Adj. Proj.) $462 3.0x - 6.0x $1,385 - $2,770 $1,702 - $3,087 $7.68 - $13.81 2026 Revenue (Risk Adj. Proj.) 508 2.5x - 5.0x 1,271 - 2,541 1,588 - 2,858 $7.16 - $12.81 2025 Adj. EBITDA (Risk Adj. Proj.) 91 13.0x - 18.0x 1,181 - 1,635 1,498 - 1,952 $6.76 - $8.80 2026 Adj. EBITDA (Risk Adj. Proj.) 122 11.0x - 15.0x 1,337 - 1,823 1,654 - 2,140 $7.46 - $9.63 (1) (2) 7

Selected Comparable Transactions Analysis

Comparable Transactions

Announced Date	Acquiror	Target	Enterprise Value	NTM Rev. Growth	Adj. EBITDA Margin LTM	Adj. EBITDA Margin NTM	Enterprise Value Multiple Revenue LTM	Enterprise Value Multiple Revenue NTM	Premiums 1-Day	Premiums 52-Wk High
01/07/2025	Paychex	Paycor	$4,106	10%	35%	33%	5.9x	5.3x	21%	5%
09/18/2024	Bridgepoint / General Atlantic	Esker	$1,748	15%	17%	19%	8.3x	7.2x	30%	28%
05/08/2024	Corpay	Paymerang	$475	20%	NA	NA	9.6x	8.0x	NA	NA
10/23/2023	Vista Equity Partners	EngageSmart	$3,646	21%	19%	19%	10.0x	8.2x	23%	3%
12/12/2022	Thoma Bravo	Coupa	$8,122	17%	15%	23%	9.9x	8.5x	77%	(60%)
09/28/2022	EQT	Billtrust	$1,477	27%	(12%)	(3%)	9.6x	7.5x	65%	(13%)
08/08/2022	Vista Equity Partners	Avalara	$8,401	22%	3%	2%	10.6x	8.7x	27%	(51%)
12/17/2021	Thoma Bravo	Bottomline	$2,633	11%	20%	20%	5.3x	4.8x	42%	5%
07/19/2021	Bill.com	Invoice2go	$625	25%	NA	NA	20.6x	16.4x	NA	NA
11/08/2018	Edenred	Corporate Spending Innovations	$600	21%	60%	60%	14.0x	11.5x	NA	NA
		Virgil (Risk Adj. Proj.)[1]		7%	19%	21%	-	-	-	-
		Median		20%	18%	20%	9.8x	8.1x	30%	3%
		Mean		19%	20%	22%	10.4x	8.6x	41%	(12%)
		Median (Growth <20%)		13%	18%	22%	7.1x	6.3x	36%	5%
		Mean (Growth <20%)		13%	22%	24%	7.3x	6.4x	43%	(5%)

Reference Valuation

	Metric	Selected Range	Implied EV	Implied Equity Value	Implied Share Price
LTM Q1'25 Revenue	$441	5.0x - 7.5x	$2,206 - $3,310	$2,523 - $3,627	$11.33 - $16.17
NTM Q1'25 Revenue	473	4.0x - 6.5x	1,893 - 3,077	2,210 - 3,394	$9.95 - $15.15

Source(s): FactSet, Company Filings, Company Risk Adjusted Projections, Broker Research and other public information. 1. Virgil LTM and NTM as of Q1'25, based on Company Risk Adjusted Projections and Company Filings, includes Management estimated Public Company Costs.

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Discounted Cash Flow Analysis Company Risk Adjusted Projections Terminal EV / LTM EBITDA Multiple Terminal EV / LTM EBITDA Multiple $10.27 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $8.65 $9.32 $9.98 $10.64 $11.30 $11.96 $12.61 14.0% $8.51 $9.16 $9.81 $10.45 $11.10 $11.74 $12.39 14.5% $8.37 $9.00 $9.64 $10.27 $10.90 $11.54 $12.17 15.0% $8.23 $8.85 $9.47 $10.10 $10.72 $11.34 $11.95 15.5% $8.09 $8.70 $9.31 $9.92 $10.53 $11.14 $11.75 WACC PV of NOLs Share Price 13.5% $0.27 14.0% $0.26 14.5% $0.26 15.0% $0.25 15.5% $0.25 WACC Terminal EV / LTM EBITDA Multiple #REF! 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $8.92 $9.58 $10.24 $10.90 $11.56 $12.22 $12.88 14.0% $8.77 $9.42 $10.07 $10.71 $11.36 $12.00 $12.65 14.5% $8.62 $9.26 $9.89 $10.53 $11.16 $11.79 $12.42 15.0% $8.48 $9.10 $9.72 $10.35 $10.97 $11.59 $12.21 15.5% $8.34 $8.95 $9.56 $10.17 $10.78 $11.38 $11.99 WACC DCF Value per Share DCF NOL Value per DCF Value per Share Incl. NOL Impact Share 9

Virgil Valuation Summary

Price Per Share



Unaffected Close (3/12/25): $6.89
Current Price (5/2/25): $8.33
Offer Price $10.00
Valuation Methodology
Comparable Companies
EV / CY2025E Revenue
$7.68
$13.81
EV / CY2026E Revenue
$7.16
$12.81
EV / CY2025E Adj. EBITDA
$6.76
$8.80
EV / CY2026E Adj. EBITDA
$7.46
$9.63
Precedent Transactions
EV / Q1'25 LTM Revenue
$11.33
$16.17
EV / Q1'25 NTM Revenue
$9.95
$15.15
DCF
Risk-Adj. Projections Incl. NOLs
$8.34
$12.88
Reference Only
Illustrative LBO
Risk-Adj. Projections
$7.64
$11.61
Risk-Adj. Projections PF Acq.
$8.12
$13.05
Analyst Price Targets
$6.50
$13.00
Company Trading
52-Week Trading Range
$6.89
$12.86
Premiums
1-Day Unaffected
$8.61
$10.68
$5
$10
$15
$20
: Individual Analyst Price Targets

Notes

Comparable Companies Analysis:

- 3.0x – 6.0x Company Risk Adjusted Projections 2025E Revenue of $462mm
- 2.5x – 5.0x Company Risk Adjusted Projections 2026E Revenue of $508mm
- 13.0x – 18.0x Company Risk Adjusted Projections 2025E Adj. EBITDA of $91mm
- 11.0x – 15.0x Company Risk Adjusted Projections 2026E Adj. EBITDA of $122mm, incl. Public Company Costs

Precedent Transactions Analysis:

- 5.0x – 7.5x Q1'25 LTM Company Risk Adjusted Projections Revenue of $441mm
- 4.0x – 6.5x Q1'25 NTM Company Risk Adjusted Projections Revenue of $473mm

DCF Analysis:

- 13.5% - 15.5% WACC
- 10.0x - 16.0x Terminal EV / LTM Adj. EBITDA Multiple

Illustrative LBO Analysis:

- Company Risk Adjusted Projections Pro Forma Acquisitions assumes two illustrative acquisitions in 2026E and 2028E, each with $20mm Adj. EBITDA for $240mm (12.0x EV / Adj. EBITDA multiple)
- 10.0x - 16.0x Adj. EBITDA Exit Multiple
- 20% - 25% Target IRR
- 7.5x (LTM Adj. EBITDA) leverage representing $635mm of debt

Premiums:

- 1–Day unaffected premium of 25% – 55%

Source(s): Company Risk Adjusted Projections, Company Data, Factset, Bloomberg and Broker Research. Market data as of 05/02/2025 based on Company Management information.

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Appendix

in millions) Calendar Year Ended December 31 2024A Q1 25E Q2-Q4 25E 2026E 2027E 2028E 2029E Terminal Year '24-'29 CAGR Revenue $439 $108 $354 $508 $556 $631 $707 $707 10% % Growth 15% 2% 6% 10% 9% 14% 12% 12% Adj. EBITDA w/o PubCo Costs (Unburdened w/ SBC) $85 $18 $73 $128 $163 $221 $278 $278 % Margin 19% 16% 21% 25% 29% 35% 39% 39% Less: Public Company Costs - - - (6) (6) (6) (6) (6) Adj. EBITDA Incl. PubCo Costs (Unburdened w/ SBC) $85 $18 $73 $122 $157 $215 $272 $272 26% % Margin 19% 16% 21% 24% 28% 34% 38% 38% Less: Depreciation (2) (3) (2) (2) (2) (2) Less: Amortization (26) (32) (28) (25) (27) (20) Less: Adj. to GAAP Amort.(1) (31) (44) (39) (22) 2 - Less: Stock-based Compensation (51) (79) (89) (74) (72) (72) Less: Non-Recurring Items (cash impact) (3) (3) (4) (4) (5) - Non-GAAP EBIT ($39) ($39) ($5) $87 $169 $179 Less: Taxes(2) - - - (23) (44) (46) NOPAT ($39) ($39) ($5) $64 $125 $132 Plus: Depreciation 2 3 2 2 2 2 Plus: Amortization 26 32 28 25 27 20 Plus: Adj. to GAAP Amort.(1) 31 44 39 22 (2) - Less: Capital Expenditures (16) (20) (20) (21) (22) (22) Less: Change in NWC 10 (2) (5) (10) (6) (6) Less: Other Cash Items(3) (18) (15) (18) (21) (28) (28) Unlevered Free Cash Flow (uFCF) ($4) $3 $21 $62 $97 $98 % Margin (1%) 1% 4% 10% 14% 14% Terminal EV / LTM Adj. EBITDA Multiple $1,967 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $1,602 $1,751 $1,900 $2,049 $2,199 $2,348 $2,497 14.5% $1,538 $1,681 $1,824 $1,967 $2,110 $2,253 $2,396 15.5% $1,477 $1,614 $1,751 $1,888 $2,025 $2,163 $2,300 WACC Discounted Cash Flow Analysis Company Risk Adjusted Projections, Excluding NOLs Implied EV Calculation Implied EV Calculation – Terminal LTM Adj. EBITDA Multiple Implied Share Price Sensitivity Analysis Source(s): Company Management, Company filings, Company Risk Adjusted Projections. Note: Debt, debt-like items, cash and cash equivalents as of Q1 CY25 Company Risk Adjusted Projections. Fully diluted shares outstanding based on ~206.4mm common shares, ~14.6mm RSUs and ~7.2mm stock options outstanding, per Company Management information. Valuation date of 03/31/2025. Assumes mid-year discounting except for terminal value which is discounted using end-of-period discounting methodology. 1. Includes adjustment for amortization for Goodwill, Intangible Assets and Capitalized Section 174 Costs. 2. Assumes 25.9% tax rate per Company Management. 3. Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances. Terminal Adj. EBITDA $272 Terminal Adj. EBITDA Multiple 13.0x Terminal Value $3,537 PV of Unlevered FCF $108 5% PV of Terminal Value 1,859 95% Enterprise Value $1,967 100% Less: Net Debt 317 Equity Value $2,284 FDSO 222.3 Implied Share Price $10.27 Enterprise Value Sensitivity Analysis Discounted Cash Flow Terminal EV / LTM Adj. EBITDA Multiple 1027.2% 10.0x 11.0x 12.0x 13.0x 14.0x 15.0x 16.0x 13.5% $8.65 $9.32 $9.98 $10.64 $11.30 $11.96 $12.61 14.5% $8.37 $9.00 $9.64 $10.27 $10.90 $11.54 $12.17 15.5% $8.09 $8.70 $9.31 $9.92 $10.53 $11.14 $11.75 WACC 11

Share Price 13.5% $0.27 14.0% $0.26 14.5% $0.26 15.0% $0.25 15.5% $0.25 WACC Virgil NOL Valuation Company Risk Adjusted Projections EV 13.5% $59 14.0% $58 14.5% $57 15.0% $56 15.5% $55 WACC Source(s): Company Management. • Cash flows discounted to 03/31/2025 • Discounted at Company’s WACC rate • Assumes remaining $200mm 2029 NOL Balance used up fully in 2030 • Assumed 80% EBIT usage limitation • Assumed 25.9% tax rate ($ in millions) Q2-Q4 25E 2026E 2027E 2028E 2029E Extrapolated 2030 Non-GAAP EBIT (Burdened w/ SBC) ($39) ($39) ($5) $87 $169 Less: NOLs used - - - (70) (135) (200) Taxable Income (post-NOLs) ($39) ($39) ($5) $17 $34 Marginal Tax Rate 26% 26% 26% 26% 26% 26% Cash Tax Expenses (Post-NOLs) - - - ($5) ($9) Plus: Pre-NOL Tax Expense - - - 23 44 Cash Savings from NOLs - - - $18 $35 $52 Memo: Beginning NOL Balance 322 361 400 405 335 200 Less: NOLs Used / (Additions) 39 39 5 (70) (135) (200) Ending NOL Balance $361 $400 $405 $335 $200 $0 Allowable Usage 80% 80% 80% 80% 80% 80% Assumptions Present Value of NOLs EV and Share Price Impact Sensitivities 12

Illustrative Leveraged Buyout Return Analysis
Company Risk Adjusted Projections

Key Assumptions

- Assumes valuation date of 03/31/2025
- Based on Company Risk Adjusted Projections through 2029E
- Acquisition for $9.46 / share, a ~14% premium to the current share price
  - 21.1x implied Q1 2025E LTM Adj. EBITDA Multiple on $85mm Adj. EBITDA, assuming target Sponsor return of 22.5%
- Illustrative financing with:
  - 7.5x Q1 2025E LTM Adj. EBITDA (based on Company Risk Adjusted Projections), consisting of new debt of $635mm (S+475, 98)
  - Balance sheet cash and equivalents of $239mm
  - $1,386mm of new equity
- Assumes minimum cash of $50mm, interest on cash equal to 1.0%

Sources & Uses

($ in millions)

Sources	$	%
New Debt	635	28.1%
Excess Cash on B/S	239	10.6%
Sponsor Equity	1,386	61.3%
Total Sources:	**$2,260**	**100.0%**

Uses	$	%
Purchase Common Equity & Options	$1,962	86.8%
RSUs / PSUs / Others	139	6.1%
Repay Existing Debt	72	3.2%
Illustrative Total Fees[2]	87	3.8%
Total Uses:	**$2,260**	**100.0%**

Pro Forma Cap Table

($ in millions)

	3/31/25 SQ	*Adj.*	3/31/25 PF
Total Cash[1]	$389	*($239)*	$150
Existing Debt[1]	$72	*(72)*	-
New Debt	-	635	635
Total Debt	$72		$635
Net Debt	(317)		485
Key Stats:			
Q1 2025E LTM Revenue	$441		$441
Q1 2025E LTM Adj. EBITDA	$85		$85
Total Debt / Adj. EBITDA	0.9x		7.5x
Net Debt / Adj. EBITDA	(3.7x)		5.7x

Ability to Pay

Adj. EBITDA Exit Multiple	Target IRR 20.0%	21.3%	22.5%	23.8%	25.0%
10.0x	$8.48	$8.25	$8.04	$7.83	$7.64
11.5x	$9.27	$9.00	$8.75	$8.51	$8.29
13.0x	$10.05	$9.75	$9.46	$9.19	$8.94
14.5x	$10.83	$10.49	$10.17	$9.87	$9.58
16.0x	$11.61	$11.23	$10.88	$10.54	$10.22

Source(s): Market data as of 05/02/2025. Company Filings, Company Risk Adjusted Projections. Capitalization based on Company Management information. Debt pricing reflects "normalized" market conditions.1. Existing debt, debt-like items, cash and cash equivalents as of Q1 CY25 per Company Risk Adjusted Projections. 2. Illustrative Total Fees include $60mm in Transaction Fees and $27mm in Financing Fees.

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Illustrative Leveraged Buyout Paydown
Company Risk Adjusted Projections

5-Year Paydown Summary

($ in millions)

	Calendar Year							
	2024A	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24A-'29E CAGR
Revenue	$439	$108	$354	$508	$556	$631	$707	*10.0%*
% Growth	*15%*	*2%*	*6%*	*10%*	*9%*	*14%*	*12%*	
Adj. EBITDA (Unburdened w/ SBC)[1]	$85	$18	$73	$128	$163	$221	$278	*26.8%*
% Margin	*19%*	*16%*	*21%*	*25%*	*29%*	*35%*	*39%*	
Less: CapEx			(16)	(20)	(20)	(21)	(22)	
Less: Change in NWC			10	(2)	(5)	(10)	(6)	
Less: Stock-based Compensation Expenses[2]			(26)	(40)	(45)	(37)	(36)	
Less: Net Cash Interest Expense			(40)	(47)	(42)	(38)	(29)	
Less: Other Cash Items[3]			(18)	(15)	(18)	(21)	(28)	
Less: Cash Taxes			-	-	-	(3)	(27)	
Levered Free Cash Flow[4]			($17)	$5	$33	$90	$130	
Total Debt		$635	$630	$546	$514	$423	$293	
Cash Balance		$150	$129	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM Adj. EBITDA		7.5x	6.9x	4.3x	3.2x	1.9x	1.1x	
Net Debt / LTM Adj. EBITDA		5.7x	5.5x	3.9x	2.8x	1.7x	0.9x	
LTM Adj. EBITDA / Interest Expense			1.7x	2.7x	3.9x	5.8x	9.4x	
% of Total Debt Repaid			*1%*	*14%*	*19%*	*33%*	*54%*	
% of Cumulative Free Cash Flow / Net Debt			*(3%)*	*(2%)*	*4%*	*23%*	*50%*	

Source(s): Company Filings, Company Risk Adjusted Projections.
1. *Excludes management estimated public company costs.*
2. *Assumes 50% reduction of stock-based compensation expenses post transaction.*
3. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
4. *Levered cash flow does not include non-operating item related to stock donation.*

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Illustrative Leveraged Buyout PF for Acquisitions Company Risk Adjusted Projections Source(s): Market data as of 05/02/2025. Company Filings and Company Risk Adjusted Projections. Capitalization based on Company Management Information. Debt pricing reflects “normalized” market conditions. 1. Existing debt, debt-like items, cash and cash equivalents as of Q1 CY25 per Company Risk Adjusted Projections. 2. Illustrative Total Fees include $60mm in Transaction Fees and $27mm in Financing Fees. Target IRR $10.4 20.0% 21.3% 22.5% 23.8% 25.0% 10.0x $9.07 $8.81 $8.57 $8.34 $8.12 11.5x $10.07 $9.77 $9.48 $9.21 $8.95 13.0x $11.07 $10.72 $10.39 $10.07 $9.78 14.5x $12.06 $11.66 $11.29 $10.93 $10.60 16.0x $13.05 $12.61 $ Key Assumptions Illustrative Leveraged Buyout PF for Acquisitions Company Risk Adjusted Projections Source(s): Market data as of 05/02/2025. Company Filings and Company Risk Adjusted Projections. Capitalization based on Company Management Information. Debt pricing reflects “normalized” market conditions. 1. Existing debt, debt-like items, cash and cash equivalents as of Q1 CY25 per Company Risk Adjusted Projections. 2. Illustrative Total Fees include $60mm in Transaction Fees and $27mm in Financing Fees. Target IRR $10.4 20.0% 21.3% 22.5% 23.8% 25.0% 10.0x $9.07 $8.81 $8.57 $8.34 $8.12 11.5x $10.07 $9.77 $9.48 $9.21 $8.95 13.0x $11.07 $10.72 $10.39 $10.07 $9.78 14.5x $12.06 $11.66 $11.29 $10.93 $10.60 16.0x $13.05 $12.61 $12.19 $11.79 $11.42 Adj. EBITDA Exit Multiple Sources & Uses • Assumes valuation date of 03/31/2025 • Based on Company Risk Adjusted Projections through 2029E • Illustrative acquisition for $10.39 / share, a ~25% premium to the current share price • 23.6x implied Q1 2025E LTM Adj. EBITDA Multiple on $85mm Adj. EBITDA, assuming target Sponsor return of 22.5% • Illustrative financing with: • 7.5x Q1 2025E LTM Adj. EBITDA (based on Company Risk Adjusted Projections), consisting of new debt of $635mm (S+475, 98) • Balance sheet cash and equivalents of $239mm • $1,594mm of new equity • Assumes minimum cash of $50mm, interest on cash equal to 1.0% • Assumes Acquisition #1 in 2026E for $240mm (12.0x on $20mm Adj. EBITDA) and Acquisition #2 in 2028E for $240mm (12.0x on $20mm Adj. EBITDA) • Assumes synergies of $3mm in the year following the acquisition and $5mm thereafter • Assumes Adj. EBITDA Margin expansion of 5% per annum • Assumes acquisitions financed with incremental debt ($ in millions) Sources $ % New Debt 635 25.7% Excess Cash on B/S 239 9.7% Sponsor Equity 1,594 64.6% Total Sources: $2,469 100.0% Uses $ % Purchase Common Equity & Options $2,157 87.4% RSUs / PSUs / Others 152 6.2% Repay Existing Debt 72 2.9% Illustrative Total Fees(2) 87 3.5% Total Uses: $2,469 100.0%

Illustrative Leveraged Buyout PF Acquisitions Paydown
Company Risk Adjusted Projections

5-Year Paydown Summary

($ in millions)

	Calendar Year							
	2024A	Q1 25E	Q2-Q4 25E	2026E	2027E	2028E	2029E	'24A-'29E CAGR
Revenue	$439	$108	$354	$588	$644	$808	$902	15.5%
% Growth	15%	2%	6%	27%	9%	26%	12%	
Adj. EBITDA (Unburdened w/ SBC)[1]	$85	$18	$73	$148	$192	$280	$355	33.2%
% Margin	19%	16%	21%	25%	30%	35%	39%	
Less: CapEx			(16)	(23)	(24)	(27)	(28)	
Less: Change in NWC			10	(2)	(6)	(12)	(7)	
Less: Stock-based Compensation Expenses[2]			(26)	(46)	(52)	(49)	(48)	
Less: Net Cash Interest Expense			(40)	(56)	(62)	(67)	(68)	
Less: Other Cash Items[3]			(18)	(15)	(18)	(21)	(28)	
Plus: Incremental Borrowings[4]			-	240	-	240	-	
Less: Acquisition			-	(240)	-	(240)	-	
Less: Cash Taxes			-	-	(1)	(5)	(25)	
Levered Free Cash Flow[5]			($17)	$6	$31	$98	$149	
Total Debt		$635	$630	$786	$755	$897	$747	
Cash Balance		$150	$129	$50	$50	$50	$50	
Leverage Statistics								
Total Debt / LTM Adj. EBITDA		7.5x	6.9x	5.3x	3.9x	3.2x	2.1x	
Net Debt / LTM Adj. EBITDA		5.7x	5.5x	5.0x	3.7x	3.0x	2.0x	
LTM Adj. EBITDA / Interest Expense			1.7x	2.6x	3.1x	4.2x	5.2x	
% of Total Debt Repaid			1%	10%	14%	20%	33%	
% of Cumulative Free Cash Flow / Net Debt			(3%)	(1%)	3%	12%	28%	

Source(s): Company Filings, Company Risk Adjusted Projections.
1. *Excludes management estimated public company costs.*
2. *Assumes 50% reduction of stock-based compensation expenses post transaction.*
3. *Other cash items includes cash impact of Provision For Doubtful Accounts and Supplier Advances.*
4. *Incremental borrowings consist of unitranche lien, consistent with the initial re-levered debt split at the transaction date.*
5. *Levered cash flow does not include non-operating item related to stock donation.*

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Premiums Paid for Precedent Technology Transactions

Target	Acquiror	Acquisition Price	Announced	1-Day Unaffected Premium	VWAP Premium			
					30 Days	90 Days	180 Days	52-Week High
Paycor HCM, Inc.	Paychex, Inc.	$22.50	Jan-2025	21%	19%	38%	55%	5%
Zuora	GIC; Silver Lake	$10.00	Oct-2024	18%	14%	15%	15%	(15%)
Model N	Vista Equity Partners	$30.00	Apr-2024	11%	22%	23%	10%	(30%)
Vizio	Walmart	$11.50	Feb-2024	47%	56%	72%	74%	12%
Everbridge	Thoma Bravo	$35.00	Feb-2024	47%	54%	61%	49%	(0%)
EngageSmart	Vista Equity Partners; General Atlantic	$23.00	Oct-2023	23%	30%	28%	25%	3%
NextGen Healthcare	Thoma Bravo	$23.95	Sep-2023	46%	45%	46%	38%	15%
Avid Technology	STG Partners	$27.05	Aug-2023	32%	13%	0%	3%	(19%)
Momentive Global	STG Partners	$9.46	Mar-2023	46%	53%	22%	(20%)	(62%)
Sumo Logic	Francisco Partners	$12.05	Feb-2023	57%	50%	56%	54%	(5%)
Duck Creek Technologies	Vista Equity Partners	$19.00	Jan-2023	46%	63%	63%	33%	(35%)
ForgeRock	Thoma Bravo	$23.25	Oct-2022	53%	44%	20%	26%	(32%)
Billtrust	EQT Partners	$9.50	Sep-2022	65%	43%	64%	56%	(13%)
Computer Services	Centerbridge; Bridgeport Partners; CFT Capital	$58.00	Aug-2022	53%	54%	47%	35%	(3%)
Ping Identity	Thoma Bravo	$28.50	Aug-2022	63%	54%	29%	29%	(6%)
Covetrus	TPG; CD&R; Covetrus	$21.00	May-2022	17%	35%	26%	18%	(26%)
Plantronics	HP	$40.00	Mar-2022	47%	47%	44%	40%	(6%)
Houghton Mifflin	Veritas Capital	$21.00	Feb-2022	36%	35%	38%	63%	21%
Vocera Communications	Stryker	$79.25	Jan-2022	27%	28%	43%	65%	18%
Bottomline Technologies	Thoma Bravo	$57.00	Dec-2021	42%	41%	43%	38%	5%
QAD	Thoma Bravo	$87.50	Jun-2021	20%	21%	24%	34%	11%
Sykes Enterprises	Sitel Worldwide	$54.00	Jun-2021	31%	29%	25%	34%	17%
ORBCOMM	GI DI Orion Acquisition	$11.50	Apr-2021	52%	22%	35%	44%	2981%
NIC	Tyler Technologies	$34.00	Feb-2021	14%	22%	35%	44%	14%
Cubic	Veritas Capital; Evergreen	$75.00	Feb-2021	69%	64%	67%	63%	0%
Glu Mobile	Electronic Arts	$12.50	Feb-2021	36%	36%	44%	44%	19%
Pluralsight	Vista Equity; Partners Group	$22.50	Dec-2020	40%	34%	22%	35%	1%
MTS Systems	Amphenol	$58.50	Dec-2020	52%	77%	125%	176%	12%
Endurance International Group	Clearlake Capital	$9.50	Nov-2020	79%	65%	93%	142%	45%
Virtusa Corp	EQT	$51.35	Sep-2020	27%	29%	55%	44%	3%
Forescout Technologies	Advent; Crosspoint Capital	$29.00	Feb-2020	14%	(4%)	(13%)	(20%)	(37%)
			1st Quartile	25%	25%	25%	27%	(14%)
			Mean	40%	39%	42%	43%	93%
			Median	42%	36%	38%	38%	1%
			3rd Quartile	52%	54%	55%	54%	13%

Source(s): FactSet, Company Filings, and Market Data since 2020 for US-based targets with Enterprise Value between $1.0-4.0bn, all-cash consideration and completed.

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Premiums Paid for Precedent Technology Transactions Source(s): FactSet, Company Filings, public information. Market data as of 05/02/2025. Transactions include all US-based Technology targets with Enterprise Value between $1.0-4.0bn taken private in all-cash and completed transactions since 2020. Premiums Premiums to 1-Day Unaffected Stock Price to 30-Day Unaffected VWAP 42% 38% 45% 42% 31% 21% 2020 2021 2022 2023 2024 2025 Mean Premiums to 1-Day Unaffected Price Since 2020 Mean: 40% 18

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